UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2025

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida		33021
(Address of Principal Executive Offices)			(Zip Code)

(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 14, 2025, NV5 Global, Inc., a Delaware corporation (the “Company” or “NV5”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acuren Corporation, a Delaware corporation (“Parent” or “Acuren”), Ryder Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acuren (“Merger Sub I”), Ryder Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub II”) (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will be merged with and into the Company the “First Merger”) with the Company surviving (the “Initial Surviving Corporation”), following which the Company will be merged with and into Merger Sub II (the “Second Merger” and collectively with the First Merger, the “Mergers”), with Merger Sub II surviving (the “Final Surviving Corporation”). The First Merger and Second Merger are intended to be treated as part of an integrated plan that is to be treated as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, the Company, the Merger Subs or any their subsidiaries and any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically cancelled, extinguished and converted into the right to receive (i) cash in an amount equal $10.00 (the “Cash Consideration”), without interest thereon, and (ii) a number of shares of the common stock of Acuren, par value $0.0001 per share (“Acuren Common Stock”) equal to the Exchange Ratio, as defined below (collectively, the “Merger Consideration”).

The Exchange Ratio means the quotient obtained by dividing (i) thirteen dollars ($13.00) by (ii) the volume weighted average price of the Acuren Common Stock for the ten (10) full consecutive trading days ending on and including the business day prior to the Closing (the “Acuren Closing VWAP” and such quotient, the “Exchange Ratio”); provided, however, that (i) if the Acuren Closing VWAP is greater than or equal to $11.65, then the Exchange Ratio shall be equal to 1.1157 shares of Acuren Common Stock or (ii) if the Acuren Closing VWAP is less than or equal to $9.53, then the Exchange Ratio shall be equal to 1.3636 shares of Acuren Common Stock.

Treatment of Company Equity Awards and Company Employee Stock Purchase Plan

Pursuant to the Merger Agreement, at the Effective Time:

•Each award of restricted stock covering shares of Company Common Stock (the “Company RSAs”) that is outstanding and vested as of immediately prior to the Effective Time but has not settled in accordance with the terms thereof (the “Vested Company RSAs”) will be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Vested Company RSA as of immediately prior to the Effective Time.

•Each award of Company RSAs that is outstanding and unvested as of immediately prior to the Effective Time (the “Unvested Company RSAs”), except with respect to certain senior executives, employees and consultants of the Company entitled to accelerated vesting upon a change of control, will be assumed by Parent and converted into a restricted stock award (the “Converted RSAs”) with respect to a number of shares of Parent Common Stock equal to the product, rounded to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to such Unvested Company RSA immediately prior to the Effective Time by (ii) the sum of the Exchange Ratio plus the quotient obtained by dividing the per share Cash Consideration by the Acuren Closing VWAP, and such Converted RSAs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested Company RSAs immediately prior to the Effective Time.

•Each award of Company RSAs that is outstanding and unvested as of immediately prior to the Effective Time (the “Accelerated Company RSAs”) held by certain of the Company’s current or former executive officers, directors, employees or consultants entitled to accelerated vesting upon a change of control will be accelerated in accordance with the terms of the relevant employment agreement, consulting agreement, award agreement or offer letter entered into between the Company and such officer, employee, director or consultant will be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Accelerated Company RSA as of immediately prior to the Effective Time.

Board Approval of the Merger Agreement

The board of directors of the Company (the “Company Board”) adopted and approved the Merger Agreement and the transactions contemplated thereby following a recommendation of a special committee of the Company Board established to evaluation the Mergers (the “Special Committee”) and, subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Post-Closing Board Composition

Under the terms of the Merger Agreement, Acuren will take all actions necessary to increase the size of the Acuren board of directors (“Parent Board”) to add three members designated by NV5 (the “NV5 Designees”). It is currently anticipated that the Parent Board following the Mergers will consist of eleven members to consist of: (i) the current directors of Acuren; and (ii) the NV5 Designees, who will be (A) Dickerson C. Wright, the Executive Chairman of NV5, (B) one NV5 Designee who is reasonably acceptable to Acuren, and (C) one NV5 Designee who is reasonably acceptable to Acuren and independent of both NV5 and Acuren.

Closing Conditions

The closing of the Mergers (the “Closing”) is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and the approval of the issuance of Acuren Common Stock by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Acuren Common Stock, (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act, (iii) the Company shall have provided certain required notices and received certain required change in ownership and change-in-control approvals for certain governmental authorizations held by the Company and its subsidiaries, (iv) the registration statement relating to the Acuren Common Stock shall have been declared effective and no stop order suspending the effectiveness of such registration statement shall be in effect and no legal proceedings for such purpose shall be pending before the Securities and Exchange Commission and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Mergers and the absence of any Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement). The availability of Parent’s financing is not a condition to the consummation of the Mergers.

Representations and Warranties and Covenants

The Company, Parent and Merger Subs have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, each of the Company and Acuren has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice, preserve substantially intact its business organization, and to maintain existing relations in all material respects with governmental authorities, bank partners and other relationship partners and other persons with whom such party and its subsidiaries have material relationships, from the date of the Merger Agreement until the earlier of the First Effective Time and the termination of the Merger Agreement in accordance with its terms, and not to take certain actions prior to the First Effective Time without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

Go-Shop; Non-Solicitation; Intervening Events

The Merger Agreement contains a 60-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an NV5 Alternative Acquisition Proposal (as defined in the Merger Agreement). Such process will be overseen by the Special Committee.

At the end of the go-shop period, the Company will immediately cease such activities and will thereafter be subject to a customary “no-shop” provision that restricts the Company’s ability, among other things, to solicit Acquisition Proposals from third parties, furnish non-public information relating to the Company to third parties in connection with Acquisition Proposals, or to participate or engage in or continue discussions or negotiations with third parties relating to Acquisition Proposals. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to participate and engage in discussions and negotiations with, and furnish non-public information relating to the Company to, any person and its representatives that has made, renewed or delivered an Acquisition Proposal that either constitutes an NV5 Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to lead to an NV5 Superior Proposal.

Prior to obtaining the Requisite Stockholder Approval, the Company Board has the right, in connection with (i) the receipt of an NV5 Superior Proposal or (ii) an NV5 Intervening Event (as defined in the Merger Agreement) to change its recommendation in favor of the Mergers and, in the case of an NV5 Superior Proposal, to terminate the Merger Agreement, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such NV5 Superior Proposal or NV5 Intervening Event, as applicable), if the Company Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, and provided that, in the case of such termination of the Merger Agreement, the Company pays to Parent the Company Termination Fee (as described below). Parent is also subject to a corresponding “no-shop” provision containing the same limitations and exceptions applicable to the Company’s no-shop provision, including with respect to an Acuren Alternative Acquisition Proposal.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Mergers are not consummated by 11:59 p.m., New York City time, on October 3, 2025 (the “Termination Date”) (provided that if as of the Termination Date, certain conditions related to the receipt of regulatory approvals have not have been satisfied or waived, then the Termination Date will be automatically extended until 11:59 p.m., New York City time, on November 3, 2025), (ii) if either the approval of the Company’s or Parent’s stockholders is not obtained at the stockholder meetings held with respect to certain matters to be approved in connection with the transactions contemplated by the Merger Agreement at which a vote is taken, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause certain conditions to the Closing set forth in the Merger Agreement to not be satisfied (subject to certain cure rights), (iv) if a judgement or order is in effect that has become final and non-appealable or a law has been enacted after the date of the Merger Agreement and remains in effect, in each case, that prohibits the transactions contemplated by the Merger Agreement, (v) by mutual written agreement of Parent and the Company. In addition, subject to compliance with certain terms of the Merger Agreement (including payment of a Termination Fee (as described below)), the Merger Agreement may be terminated by either the Company or Parent prior to obtaining the requisite stockholder approval if (x) the other party’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement, (y) in order to enter into a definitive agreement providing for Alternative Transaction by either Parent or NV5, and (z) the Merger Agreement may be terminated by the Company in the event Parent has not obtained debt financing and consummated the Mergers within five business days following the Company’s confirmation in writing to Parent that certain conditions to closing have been satisfied or waived.

Termination Fee

If the Merger Agreement is terminated by in certain circumstances, Parent or the Company would be required to pay the other party a termination fee of approximately $48.6 million (the “Termination Fee”), including but not limited to the following circumstances:

•If the Merger Agreement is terminated (i) by Parent pursuant to the NV5 Board’s Change of Recommendation (as defined in the Merger Agreement), or (ii) by the Company because it has received a superior proposal and the NV5 Board has authorized the Company to enter into an agreement regarding a NV5 alternative acquisition proposal, then the Company would be required to pay Parent the Termination Fee, provided, that if the Company enters into an agreement regarding a NV5 alternative acquisition proposal with (a) any Person at any time prior to the expiration of the NV5 go-shop period or (b) any Excluded Party (as defined in the Merger Agreement) within five business days following the expiration of the NV5 go-shop Period, the termination fee shall equal approximately $24.3 million.

•If the Company terminates the Merger Agreement pursuant to (i) Parent Board’s Change of Recommendation or (ii) Patent’s failure to obtain the debt financing by the fifth business day following the Company’s confirmation in writing to Parent that certain closing conditions have been satisfied or waived, then Parent will be required to pay the Company the Termination Fee.

•If (i) the Merger Agreement is terminated by the other party because (a) the required stockholder approval of each party’s respective stockholders is not obtained, and (b) an alternative acquisition proposal by either the Company or Parent shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the Company’s or Parent’s stockholder meeting and (ii) within twelve months after the date of such termination, such party enters into a definitive agreement with respect to an alternative acquisition proposal (or publicly approves or recommends to its stockholders or otherwise does not oppose, in the case of a tender or exchange offer, an alternative acquisition proposal) or consummates a Alternative Acquisition proposal (defined for the purpose of this clause (ii) with all references to 20% in the definition of NV5 Alternative Acquisition Proposal and Acuren Alternative Acquisition Proposal in the Merger Agreement being replaced with “50%”), then such party would be required to pay the Termination Fee to the other party.

The foregoing description of the Merger Agreement and the Mergers is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent, or Merger Subs. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent and such investors should not rely on such representations, warranties or covenants as characterizations of the actual state of facts or conditions of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreements

Certain stockholders of the Company have executed a voting agreement (the “NV5 Voting Agreement”) in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things and subject to the terms and conditions of the Voting Agreement, to vote certain shares of Company Common Stock owned by them, collectively constituting approximately 16.7% of the total voting power of the outstanding shares of Company Common Stock as of the date of the Merger Agreement, in favor of the approval and adoption of the Merger Agreement, provided that if as of the date of the Company Stockholder Meeting the application of the Exchange Ratio could reasonably be expected to result in Merger Consideration less than that as of the signing of Merger Agreement, such NV5 Voting Agreements may be terminated by the NV5 stockholder party thereto. In addition, each NV5 Voting Agreement will automatically terminate, without notice or action by any parties, upon the earlier of (i) the First Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) any waiver of NV5’s rights under the Merger Agreement is granted without the prior written consent of the applicable Supporting Stockholder, and such waiver (a) diminishes the per share Merger Consideration or (b) changes the form in which the per share Merger Consideration is payable to NV5’s stockholders, (iv) in the event that the per share Merger Consideration as of the date of the NV5 special meeting would have a value less than the per share Merger Consideration value as of the date of signing of the Merger Agreement, and (v) as mutually agreed by Acuren and the applicable Supporting Stockholder.

Certain stockholders of the Parent have executed a voting agreement (the “Parent Voting Agreements” and, together with the NV5 Voting Agreements, the “Voting Agreements”) in favor of the Company concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things and subject to the terms and conditions of the Parent Voting Agreement, to vote certain shares of Acuren Common Stock owned by them, collectively constituting approximately 44.7% of the total voting power of the outstanding shares of Acuren Common Stock as of the date of the Merger Agreement, in favor of the approval and adoption of the Merger Agreement. Each Parent Voting Agreement will automatically terminate, without notice or action by any parties, upon the earlier of (i) the receipt of approval of the Parent stock issuance, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) as mutually agreed by the Company and the applicable Parent stockholder. In addition, in the case of the Parent Voting Agreement entered into by certain entities managed by Viking Global Investors LP, such automatic termination will result from the per share Merger Consideration value as of the date of the Parent special meeting having a value greater than the per share Merger Consideration value as of the date of signing of the Merger Agreement or upon approval of certain adverse amendments to the Merger Agreement.

The foregoing description of the Parent Voting Agreements is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Parent Voting Agreements, which are attached as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Financing

Parent and Merger Subs have secured committed debt financing from certain lenders on the terms and subject to the conditions set forth in a debt commitment letter. The proceeds of the debt financing will be used directly or indirectly for the (i) payment of a portion of the Merger Consideration, (ii) other payments contemplated by the Merger Agreement (including repayment in full of all outstanding indebtedness under the Existing NV5 Credit Facility (as defined in the Merger Agreement)), (iii) Parent’s or Merger Sub’s transaction fees and expenses relating to the foregoing and (iv) to fund working capital and general corporate purposes.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of NV5 and Acuren, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of NV5, Acuren or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

•the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by NV5’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;

•the outcome of any legal proceedings that may be instituted against NV5 or Acuren or the combined company;

•the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which NV5 or Acuren operate;

•the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

•the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

•the diversion of management’s attention from ongoing business operations and opportunities;

•potential adverse reactions of NV5’s or Acuren’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•changes in NV5’s or Acuren’s share price before closing;

•other factors that may affect future results of NV5, Acuren or the combined company.

These factors are not necessarily all of the factors that could cause NV5’s, Acuren’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm NV5’s, Acuren’s or the combined company’s results.

Although each of NV5 and Acuren believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of NV5 or Acuren will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in NV5’s most recent annual report on Form 10-K for the fiscal year ended December 28, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by NV5 with the Securities Exchange Commission (the “SEC”) and Acuren’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Acuren with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on NV5, Acuren or their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and NV5 and Acuren undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Acuren intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the Acuren Common Stock to be issued by Acuren in connection with the proposed transaction and that will include a proxy statement of NV5, a proxy statement of Acuren and a prospectus of Acuren (the “Joint Proxy Statement/Prospectus”), and each of NV5 and Acuren may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy Statement/Prospectus will be sent to the stockholders of NV5 and Acuren to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF NV5 ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NV5, ACUREN AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

A copy of the Registration Statement, Joint Proxy Statement/Prospectus, as well as other filings containing information about NV5 and Acuren, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from NV5 by accessing NV5’s website at https://ir.nv5.com/financial-information/sec-filings/default.aspx https or from Acuren by accessing Acuren’s website at www.acuren.com under the “Investor Relations” tab. Copies of the Registration Statement, the Joint Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to ir@NV5.com, or by calling (954) 637-8048, or to Acuren by directing a request to Acuren’s Investor Relations department at IR@acuren.com. The information on NV5’s or Acuren’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

NV5, Acuren and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NV5 and Acuren in connection with the proposed transaction. Information about the interests of the directors and executive officers of NV5 and Acuren and other persons who may be deemed to be participants in the solicitation of stockholders of NV5 and Acuren in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of NV5 and their ownership of NV5 common stock and NV5’s transactions with related persons is also set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Certain Relationships and Related Transactions and Director Independence,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Amendment No. 1 to NV5’s Annual Report on Form 10-K on Form 10-K/A, as filed with the SEC on April 28, 2025. Information about the directors and executive officers of Acuren, their ownership of Acuren common stock, and Acuren’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related; and Director Independence” included in Acuren’s Annual Report on Form 10-K, as filed with the SEC on March 27, 2025.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 7.01 Regulation FD

NV5 and Acuren issued a press release on May 15, 2025, announcing the entry into the Merger Agreement, which is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among Acuren Corporation, Ryder Merger Sub I, Inc., Ryder Merger Sub II, Inc., and NV5 Global, Inc. dated May 14, 2025.
10.1	Voting and Support Agreement, by and among NV5 Global, Inc. and Mariposa Acquisition IX, LLC dated as of May 14, 2025.
10.2
Voting and Support Agreement, by and among NV5 Global, Inc. and Viking Global Opportunities Drawdown (Aggregator) LP and Viking Global Opportunities Illiquid Investments Sub-Master LP dated as of May 14, 2025.

99.1	Joint Press Release, dated May 15, 2025

*    Schedule and similar attachments have omitted pursuant to Item 601(a)(5) of Regulation S-K. NV5 agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2025

NV5 GLOBAL, INC.

By:	/s/ Richard Tong
Name: Title:	Richard Tong Executive Vice President and General Counsel